SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 10, 2003

(Date of earliest event reported)

POTLATCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5313	82-0156045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 W. Riverside Avenue, Suite 1100, Spokane, WA	99201
(Address of principal executive offices)	(Zip Code)

509-835-1500

(Registrant’s telephone number,

including area code)

Item 5. Other Events.

At a meeting with industry analysts on November 10, 2003, Potlatch Corporation Chairman of the Board and Chief Executive Officer L. Pendleton Siegel made the following remarks:

Potlatch Corporation

Presentation to D.A. Davidson seminar

Portland, Oregon

November 10, 2003

L. Pendleton Siegel, Chairman and Chief Executive Officer

Welcome

First let me thank our host, D.A. Davidson, for the invitation to attend and review Potlatch Corporation’s plans and strategies as well as our views of industry conditions and prospects. I’m Penn Siegel, Potlatch Chairman and Chief Executive Officer. With me today is Jerry Zuehlke, Vice President, Finance, Chief Financial Officer and Treasurer.

Before we begin, I remind you that our discussion may include certain forward-looking statements within the meaning of the U.S. Securities Laws. This discussion may include statements about the company’s future business prospects and anticipated performance in upcoming quarters. Although these statements reflect management’s expectations today, they are subject to a number of business risks and uncertainties, which are described in some detail in our recent filings with the SEC. Actual results may differ materially from those expressed or implied in this discussion. We caution that these are not guarantees of future performance, and the company undertakes no duty to update them in the future.

Let me start with a very brief overview of our company. We are 100 years old this year, founded in 1903 in Potlatch, Idaho. Currently we have 1.5 million acres of timberland in three states—Idaho, Minnesota and Arkansas—as well as 15 manufacturing operations that produce lumber, plywood, particleboard, oriented strand board (OSB), bleached pulp, paperboard and private label consumer tissue products. Annual sales for 2002 were just under $1.3 billion, which reflects divestitures and the exit of two product lines last year. We now employ about 4,200 people.

Industry overview

As you are all aware, Potlatch and the forest products industry entered 2003 following two difficult and challenging years. In 2002, in particular, all segments of our industry were negatively influenced by the general economic sluggishness that began in 2000. The unusual strength of the U.S. dollar starting in the late 1990s has been another major competitive hurdle in most product lines. The dollar peaked against foreign currencies early in 2002 and then began a modest decline that has continued through 2003. Although still overvalued on an historic basis, the dollar’s decline over the past several months has begun to exert positive influences on many of our markets.

Another frustration through 2002 was the oversupplied markets for most lumber and panel products, despite the robust domestic housing. This pattern first emerged in mid-2000 and negatively influenced prices for all wood products until the second quarter of 2003. Lumber prices fell to historic lows in 2002 as imports accelerated in spite of U.S.-imposed duties for Canadian softwood lumber. However, there is increasing evidence that the duties imposed two years ago, coupled with the appreciation in the Canadian dollar, are slowing imports. As some of you know, Potlatch has been a strong supporter of the Coalition for Fair Lumber Imports, the industry group that brought the action that resulted in the imposition of the duties. We are hopeful that a long-term negotiated solution will finally resolve our long-standing concern over Canada’s subsidized resource allocation practices.

However, the pattern changed markedly in April of 2003 as prices for OSB began to rise in response to strong demand and generally low inventories throughout the supply pipeline. The increases continued into the fourth quarter, fueled by a variety of factors that I will discuss in more detail in a few minutes.

Overall, market conditions for pulp-based businesses worldwide have improved since 2002 in response to contracting supply, slowly improving demand, declining inventories, and, as mentioned earlier, a falling dollar. All of these factors have improved pricing for market pulp and are providing a more positive price environment for bleached paperboard. The unprecedented discipline in capital utilization in pulp-based businesses—particularly among U.S. producers—continued through 2002 and into 2003, with domestic capacity again declining for the third consecutive year in 2002 despite spot capacity additions in some grades such as tissue. Industry consolidation and capacity elimination have continued, albeit at a more modest pace than in the late 1990s.

Energy costs continue to be a wild card on the cost side of the pulp-based business. As you recall in 2001, the industry—especially in the West—was faced with a major spike in prices for electricity and, to a lesser extent, natural gas. These increases caused Potlatch to institute a number of process changes designed to decrease our natural gas consumption and increase electricity generation, which have resulted in much lower sensitivity to future spikes in gas or electricity prices.

Potlatch overview

To say the least, the current year is decidedly more positive for Potlatch than 2002. Our third quarter and nine months financial results as well as supplementary shipment and price data for the third quarter, which have already been distributed to our shareholders and posted on our website, are included in your handouts. To summarize, we posted profits, respectively, of $22.2 million or $0.77 per share and $20.1 million or $0.70 cents per share for the third quarter and first nine months of 2003.

Much of the improvement in Potlatch’s earnings during the nine months of 2003 can be credited to major increases in prices for OSB as well more modest improvements in plywood prices and increased shipment of both plywood and lumber. On average, third quarter OSB prices nearly doubled from the same period in 2002, which pushed our Wood Products segment earnings to nearly $43 million for the first nine months. These are welcome improvements. Equally welcome is the fact that strong panel pricing has continued in the current quarter. Panel prices have been driven by the combination of high market demand and lower than average inventories throughout the supply chain early this year as the result of just-in-time supply strategies. Prices were also influenced by interruptions in supply generated by weather, which curtailed harvesting earlier this year in the South, and wildfires in western Canada. As a result, the distribution system has been unable to build inventories over the past six months.

As welcome as the run-up in panel prices has been, a seasonal reduction in demand this winter will cause pricing to decline, although most observers expect the OSB and panel markets to remain relatively robust for the foreseeable future.

At Potlatch we have continued to pursue a long-term strategy aimed at building consistent performance in all of our business lines. In general, that strategy calls for focusing our resources on businesses with greatest proven growth potential over time. We pursued that strategy in 2002 by making significant changes in the company’s structure through the sale of assets and the exit from coated paper and hardwood lumber markets. We are also building on the strategy through investments in our existing businesses.

Business-by-business cost evaluations are continuing to yield cost-saving initiatives and programs. Last year we completed a companywide reduction in salaried staffing that will produce annual savings of $7 million. In addition, we concluded two new three-year labor contracts in our Wood Products Division that have improved our competitive position and a very favorable four-year contract with the unions representing workers at our Lewiston, Idaho, pulp-based operations. We expect the new contract in Lewiston will result in annual direct savings of $5 million as well as very significant savings from improved work practices

Following the sale of our printing papers business assets last year, you will recall that we retired over $470 million in debt, which significantly strengthened our financial position by reducing interest charges and also freeing capital for investment in specific strategies to grow our other business segments. Strong cash flow this year, and our continuing restraint in capital expenditures—which this year will be above normal at roughly $80 million—will allow us to explore additional opportunities to reduce debt. In 2003, we expect net debt to be reduced significantly. It was reduced by $59 million as of September 30.

Our Resource Division continues to make significant progress implementing its strategy of expanding revenue opportunities by systematically evaluating all lands and resources under their management for their highest and best uses, including recreational and conservation leases. Potlatch’s management practices on all 1.5 million acres of our forestland in Idaho, Minnesota and Arkansas were certified in 2002 as meeting both the International Organization for Standardization (ISO) Environmental Management System and the Sustainable Forestry Initiative (SFI SM) requirements for 2002-2004. The Forest Stewardship Council (FSC) certified management practices at our Boardman, Oregon, hybrid poplar plantation in 2001 as part of our plan to capitalize on growing markets for certified hardwood lumber.

Certification is a logical extension of our long-standing commitment to responsible land stewardship and the endorsement of these respected organizations provides our customers, the public and government policy leaders with an extra measure of confidence in our commitment.

That confidence lays necessary groundwork for developing non-timber revenue opportunities such as the Idaho conservation easement agreement reached last year with the Trust for Public Land (TPL). The first phase of that agreement was completed and approved by our Board of Directors this past summer on a 2,700-acre parcel. The conservation easement permanently protects the land from commercial and residential development, while permitting sustainable timber production and recreational and scenic uses. In exchange for foregoing development opportunities, Potlatch will receive compensation raised from public and private sources. This most recent phase was financed by a commitment of nearly half a million dollars from the Federal Forest Heritage program and private contributions, including one from Potlatch. We expect additional phases will be completed at regular intervals over the next few years as properties are identified and funds are secured.

The Resource division continues to identify and offer for sale those properties that it has determined to be either unsuited for long-term timber management or to have higher values for other uses. These properties are sold at open auction via our website and to interested parties. We expect land sales will contribute to our resource income each year. At the same time, however, we are evaluating land purchase opportunities that fit with our long-term management plans. Over time, we expect our land base nationwide will remain relatively stable.

The boom in OSB demand and pricing this year provided yet another validation of our continued investment in this versatile and cost-efficient building material. Some of you may know that Potlatch pioneered OSB in the early 1980s and we have continue to explore new applications and products based on our OXBoard brand name. Last year our Wood Products Division completed development and began marketing three oriented strand board (OSB) products that offer great values for both builders and homeowners. Late last year, we began marketing OXTerminator TM, a new panel that resists rot and insects and has superior mold-inhibiting qualities, and LuminOX R, which has a radiant barrier to reduce heat build up and cooling costs. Both of these products have patent protection pending and have been favorably received in the marketplace. Our initial marketing efforts for these two panel specialty products surfaced a significant marketplace interest in a panel product combining the qualities of both. As a result, we modified our Grand Rapids OSB plant this year to produce an OXTerminator panel with a radiant barrier, thus adding yet another specialty product to our line. Last year we also began producing and marketing OXTreme TM — an addition to our Sturd-I-Floor sub-flooring panel line that resists edge swelling due to moisture. Market acceptance for each of these new products has been gratifying, although somewhat overshadowed this year by the strong demand and unusually high prices for our standard OSB products. The division is also exploring other proprietary wood products, which we expect to introduce over the next 12 months

This year we completed a 30 percent expansion of softwood lumber production at our Arkansas sawmills in Warren and Prescott through the addition of a third shift. That expansion, coupled with capital projects this year that will increase productivity and improve quality throughout the division, should reduce unit costs and increase Potlatch’s overall lumber production by roughly 15 percent in 2003.

Our paperboard business enjoyed generally improved demand, with extended order backlogs beginning early in the year. We continue to focus on quality and customer service in our paperboard operations at both Cypress Bend, Arkansas, and Lewiston, Idaho, to retain our existing customer base and add new customers. Due in large part to the continued dedication and commitment of its workforce, our Lewiston pulp and paperboard operation began achieving expanded quality targets late in 2002 and into 2003 as well as making significant improvements in productivity. As we demonstrate consistent quality, we are concentrating on upgrading Lewiston’s product mix. Our pulp and paperboard operation in Cypress Bend earned the Arkansas Quality Achievement Award in 2002. This relentless pursuit of quality at both operations has allowed Potlatch to satisfy existing customers while competing aggressively for an increasing share of the market for high-end packaging, particularly for cosmetics, a market we expect to grow as the economy improves.

While the performance of our pulp and paperboard assets is far from where we believe it can be, the progress made to date—especially at Lewiston—continues to support our belief that our paperboard business can be competitive and contribute to financial stability and shareholder value over time.

Currently, our major capital project is the $66 million tissue machine and related converting facilities under construction adjacent to our operations in Las Vegas, Nevada. The new machine employs licensed proprietary technology that will enable us to manufacture premium towel products equal to the best quality currently available in the U.S. The new 102-inch-wide machine, scheduled for startup early in 2004, will produce an additional 30,000 tons (3.6 million cases) of premium towel for retail store customers in the West—where we have more than 90 percent of the retail grocery and drug store private label business—as well as providing product to service expanding markets in the Midwest and East. This summer we announced the expansion of our Chicago area distribution center to include a converting operation that, in combination with our Benton Harbor, Michigan, converting plant, will more cost-effectively service our Midwestern and Eastern customers.

We believe our private label consumer tissue business will be the company’s growth engine through the remainder of this decade as Potlatch continues to meet the expanding needs of our existing customers and broadens our customer base outside the West.

Our Consumer Products Division continues to experience extremely competitive pricing in 2003. However, we intend to meet that challenge with a more aggressive sales effort aimed at capturing new business and by continuing our efforts to reduce costs.

Let me summarize by saying we believe that the keys to our success are (1) continued implementation of our strategy of focusing on businesses that have proven potential for growth and in which we have and can maintain competitive advantages over time, (2) a consistent and relentless focus on customer service and product quality and (3) continued investments in productivity and attention to costs. All three of these practices, over time, will contribute to consistent financial performance, regardless of temporary market aberrations and unusual price swings. As we have outlined here, each of our business segments is implementing specific actions that collectively contribute to our strategy. In the months to come, they will continue on that course, which we are convinced will result in stronger earnings and, ultimately, increase shareholder value.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 10, 2003

POTLATCH CORPORATION

By:	/S/ MALCOLM A. RYERSE
Malcolm A. Ryerse
Corporate Secretary